Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 30, 2009 (except as to Note 12, as to which the date is May 11, 2010), in Amendment No. 6 to the Registration Statement (Form S-1 No. 333-162771) and related Prospectus of TeleNav, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

San Francisco, California

May 11, 2010